                                                                    Exhibit 10.1

                             DISTRIBUTION AGREEMENT

                                  dated as of

                                       , 2000

                                    between

                               FLUOR CORPORATION,
                             a Delaware corporation
                              incorporated in 2000

                                      and

                               FLUOR CORPORATION,
                             a Delaware corporation
                              incorporated in 1978
                      (to be renamed Massey Energy Company
                   on the Distribution Date described herein)
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                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS......................................................   1
  Section 1.01. Definitions................................................   1
ARTICLE II THE DISTRIBUTION................................................   4
  Section 2.01. The Distribution...........................................   4
  Section 2.02. Securities Filings.........................................   4
ARTICLE III CROSS INDEMNIFICATION..........................................   4
  Section 3.01. Indemnification by New Fluor...............................   4
  Section 3.02. Indemnification by Massey..................................   5
  Section 3.03. Overriding Provisions......................................   5
ARTICLE IV INDEMNIFICATION PROCEDURES......................................   6
  Section 4.01. Notice and Payment of Claims...............................   6
  Section 4.02. Defense of Third-Party Claims..............................   6
  Section 4.03. Dispute Resolution.........................................   6
ARTICLE V OTHER AGREEMENTS.................................................   7
  Section 5.01. Asset Transfers............................................   7
  Section 5.02. Further Assurances and Consents............................   7
  Section 5.03. No Representation or Warranty..............................   7
  Section 5.04. Registration and Listing...................................   7
  Section 5.05. Conduct of Businesses Pending Distribution.................   8
  Section 5.06. Intercompany Accounts......................................   8
  Section 5.07. Intellectual Property......................................   8
  Section 5.08. Insurance..................................................   8
  Section 5.09. Retained Liabilities.......................................   9
  Section 5.10. Composition of Boards......................................   9
  Section 5.11. Capital Structure..........................................   9
ARTICLE VI INFORMATION AND SERVICES........................................   9
  Section 6.01. Provision of Corporate Records.............................   9
  Section 6.02. Access to Information......................................   9
  Section 6.03. Production of Witnesses....................................   9
  Section 6.04. Reimbursement..............................................  10
  Section 6.05. Retention of Records.......................................  10
  Section 6.06. Confidentiality............................................  10
  Section 6.07. Information and Services Relating to Taxes.................  10
ARTICLE VII EMPLOYEE BENEFITS..............................................  10
  Section 7.01. Fluor Employee Benefit Plans...............................  10
  Section 7.02. Massey Employee Benefit Plans..............................  10
  Section 7.03. Fluor Plans--Change of Sponsorship.........................  10
  Section 7.04. Master Trust Changes.......................................  11
  Section 7.05. Indemnification by New Fluor...............................  11
  Section 7.06. Indemnification by Massey..................................  11
ARTICLE VIII INTERCOMPANY AGREEMENTS.......................................  12
  Section 8.01. Termination................................................  12
ARTICLE IX TERMINATION; SURVIVAL...........................................  12
  Section 9.01. Termination................................................  12
  Section 9.02. Survival...................................................  12
ARTICLE X MISCELLANEOUS....................................................  12
  Section 10.01. Expenses..................................................  12
  Section 10.02. Notices...................................................  13
  Section 10.03. Amendment and Waiver......................................  13

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  Section 10.04. Counterparts..............................................  13
  Section 10.05. Governing Law.............................................  13
  Section 10.06. Consent to Jurisdiction...................................  13
  Section 10.07. Entire Agreement..........................................  14
  Section 10.08. Parties in Interest.......................................  14
  Section 10.09. Attorneys' Fees...........................................  14

SCHEDULE 1 NEW FLUOR GROUP

SCHEDULE 2 OLD FLUOR/MASSEY GROUP

                             DISTRIBUTION AGREEMENT

   DISTRIBUTION AGREEMENT (the "Agreement") dated as of          , 2000 between
Fluor Corporation, a Delaware corporation, which shall be renamed Massey Energy Company in connection with the transactions contemplated herein (together with its successors and permitted assigns, "Parent"), and Fluor Corporation, a Delaware corporation (together with its successors and permitted assigns, "New Fluor").

                              W I T N E S S E T H

   WHEREAS Parent acting through its direct and indirect subsidiaries currently conducts a number of businesses, including, without limitation, (i) provision of engineering, procurement and construction services, outsourcing and asset management solutions and business administration and support services (together with all other businesses now or formerly conducted by Parent and any of its subsidiaries, but excluding the Massey Business as defined below, the "Fluor Business") and (ii) mining, processing, brokering and selling coal (together with all other businesses now or formerly conducted by A.T. Massey Coal Company, Inc. or any of its subsidiaries, including, without limitation, Appalachian Synfuel, LLC, but excluding DRIH Corporation, the "Massey Business");

   WHEREAS the board of directors of Parent has determined that it is in the best interest of Parent's shareholders, as well as of Parent and its businesses, to reorganize Parent by separating from Parent all businesses currently conducted by Parent other than the Massey Business and to cause such businesses to be owned and conducted, directly or indirectly, by New Fluor;

   WHEREAS in order to effect such separation, the Board of Directors of Parent has determined that it is appropriate, desirable and in the best interests of Parent's shareholders, as well as of Parent and its businesses, for Parent (i) to take certain steps to reorganize Parent's subsidiaries and businesses and
(ii) to distribute to the holders of Parent's common stock, par value $0.625 per share ("Parent Common Stock") all of the outstanding shares of common stock of New Fluor ("New Fluor Common Stock") as set forth herein;

   WHEREAS each of Parent and New Fluor has determined that it is necessary and desirable, on or prior to the Distribution Date (as defined herein), to allocate and transfer those assets and allocate and assign responsibility for those liabilities in respect of activities of the businesses of such entities;

   WHEREAS each of Parent and New Fluor has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such distribution and to set forth other agreements that will govern certain other matters following such distribution; and

   WHEREAS in connection with such distribution, Parent is concurrently herewith entering into a Tax Sharing Agreement dated as of the date hereof with New Fluor,

   NOW THEREFORE in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.01. Definitions. As used herein, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any person, another person directly or indirectly controlling, controlled by or under common control with such person; provided, however, that for the purposes of this Agreement, no member of the Massey Group shall be deemed an Affiliate of any member of the New Fluor Group and vice versa.

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     "Agent" means                              , as distribution agent
  hereunder.

     "Agreement" is defined in the preamble to this Agreement.

     "Distribution" means the distribution contemplated by Section 2.02 of this Agreement.

     "Distribution Date" means such date as shall be agreed upon by Parent and New Fluor on which the Distribution shall occur.

     "Distribution Record Date" means the date set by the Board of Directors of Parent for the determination of holders of record of Parent Common Stock entitled to participate in the Distribution.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fluor Business" is defined in the recitals to this Agreement.

     "Fluor Executive Plans" means certain plans, funds and programs maintained by Parent and certain member of the New Fluor Group which are aimed at providing additional compensation, equity participation and other benefits for a select group of highly compensated management, executive employees and non-employee directors

     "Fluor Master Trust" means the Fluor Corporation and Subsidiary Employees' Master Trust, trusteed by Bankers Trust of California, N.A.

     "Fluor Insurance Policies" means certain insurance policies which provide property, workers compensation and employer liability, professional liability, builders risk, automobile liability, commercial general liability, directors and officers liability, fiduciary and political action committee liability and crime coverage for the benefit of the New Fluor Group and the Parent.

     "Fluor Payroll Practices" means certain plans, funds and programs maintained by Parent and certain members of the New Fluor Group in the nature of payroll practices including, but not limited to, time off with pay, jury duty, family leave and other programs

     "Fluor Pension Benefit Plans" means certain "employee pension benefit plans" maintained by Parent and certain members of the New Fluor Group as defined in Title 23 U.S.C. Section 1002(2)(A).

     "Fluor Plans" means collectively the Fluor Welfare Benefits Plans, the Fluor Pension Benefit Plans, the Fluor Executive Plans and the Fluor Payroll Practices.

     "Fluor Welfare Plans" means certain "employee welfare benefit plans" maintained by Parent and certain members of the New Fluor Group as defined in Title 23 U.S.C. Section 1002(1).

     "Group" means either of the New Fluor Group and the Massey Group.

     "Indemnified Party" has the meaning ascribed to such term in Section
  4.01 of this Agreement.

     "Indemnifying Party" has the meaning ascribed to such term in Section
  4.01 of this Agreement.

     "Industry Standards" has the meaning set forth in Section 5.07 below.

     "Losses" means all losses, damages, injuries, harm, detriment, declines in value, liabilities, exposures, claims, demands, proceedings, settlements, judgments, awards, punitive damage awards, fines, penalties, fees, charges, costs or expenses (including, without limitation, reasonable costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors).

     "Massey" means Parent, as it is renamed Massey Energy Company following the Distribution.

     "Massey Business" is defined in the recitals to this Agreement.

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     "Massey Executive Plans" means certain plans, funds and programs maintained by members of the Massey Group which are aimed at providing additional compensation, equity participation and other benefits for a select group of highly compensated management, executive employees and non-employee directors

     "Massey Group" means Massey and its subsidiaries as of the Distribution Date (including the entities listed on Schedule 2 hereto).

     "Massey Indemnified Parties" has the meaning ascribed to such term in
  Section 3.01 of this Agreement.

     "Massey Payroll Practices" means certain plans, funds and programs maintained by members of the Massey Group in the nature of payroll practices including, but not limited to, time off with pay, jury duty, family leave and other programs

     "Massey Pension Benefit Plans" means certain "employee pension benefit plans" maintained by certain members of the Massey Group as defined in Title 23 U.S.C. Section 1002(2)(A).

     "Massey Plans" means collectively the Massey Welfare Benefits Plans, the Massey Pension Benefit Plans, the Massey Executive Plans and the Massey Payroll Practices.

     "Massey Welfare Benefits Plans" means certain "employee welfare benefit plans" maintained by members of the Massey Group as defined in Title 23 U.S.C. Section 1002(1).

     "MPPAA" means the Multi-Employer Pension Plan Amendments Act of 1980, as amended.

     "New Fluor" is defined in the preamble to this Agreement.

     "New Fluor Common Stock" means the shares of common stock, par value $0.01 per share, of New Fluor.

     "New Fluor Group" means New Fluor and its subsidiaries as of the Distribution Date (including the entities listed on Schedule 1 hereto).

     "New Fluor Indemnified Parties" has the meaning ascribed to such term in
  Section 3.02 of this Agreement.

     "Parent" is defined in the preamble to this Agreement.

     "Parent Common Stock" means the issued and outstanding shares of common stock, par value $0.625 per share, of Parent.

     "Proxy Statement" means the proxy statement (and any amendments thereof or supplements thereto) to be distributed in connection with Parent's meeting of its stockholders to vote on the transactions contemplated hereby.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Spinoff Registration Documents" means the registration statement on Form 10, together with all exhibits, amendments and supplements thereto, filed with the SEC for the registration of the New Fluor Common Stock pursuant to the Exchange Act.

     "Tax" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of or related to the foregoing.

     "Tax Sharing Agreement" means the tax sharing agreement between Parent and New Fluor entered into concurrently herewith.

     "Transfer Date" means the date upon which the value of the assets to be transferred from the Massey Plans occurs as described in Section 7.04 below.

                                   ARTICLE II

                                THE DISTRIBUTION

   Section 2.01. The Distribution. (a) On the terms and subject to the conditions of this Agreement and applicable law, Parent shall distribute to its shareholders of record as of the Distribution Record Date, one share of New Fluor Common Stock for each share of Parent Common Stock held by the shareholders. All such distributed shares of New Fluor Common Stock shall be fully paid, non-assessable and free of preemptive rights.

     (b) Prior to the Distribution Date, Parent will deliver to the Agent a global certificate, representing the aggregate number of shares of New Fluor Common Stock to be distributed to the shareholders of Parent. Such certificate shall be registered in the name of the Agent as agent for the shareholders of Parent on the Distribution Record Date. Parent will use a book-entry system to distribute the shares of New Fluor Common Stock. The Agent will send to each shareholder of record on the Distribution Record Date a statement of the shares of New Fluor Common Stock credited to such shareholder's account.

     (c) Immediately following the Distribution, any remaining shares of New Fluor Common Stock held by Parent shall automatically be canceled and Parent shall surrender any and all rights to any such shares.

   Section 2.02. Securities Filings. (a) Prior to the Distribution, Parent and New Fluor shall file with the SEC the Spinoff Registration Documents to effect the registration of the New Fluor Common Stock pursuant to the Exchange Act. Parent and New Fluor shall use commercially reasonable efforts to cause the Spinoff Registration Documents to be declared effective under the Exchange Act as promptly as practicable.

     (b) Parent and New Fluor shall take all such actions as may be necessary or appropriate under any applicable state securities or blue sky laws to effect the Distribution.

                                  ARTICLE III

                             CROSS INDEMNIFICATION

   Section 3.01. Indemnification by New Fluor. Subject to Section 3.03, on and after the Distribution Date, New Fluor shall indemnify and hold harmless the Massey Group and each of its directors, officers and Affiliates (the "Massey Indemnified Parties") from and against:

     (a) all Losses of the Massey Indemnified Parties relating to, arising out of or due to, directly or indirectly, any breach of any provisions of this Agreement by New Fluor.

     (b) all Losses of the Massey Indemnified Parties relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact concerning the New Flour Group contained in the Spinoff Registration Documents or the Proxy Statement or any omission or alleged omission to state therein a material fact concerning the New Fluor Group required to be stated therein or necessary in order to make the statements therein not misleading.

     (c) all Losses of the Massey Indemnified Parties relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact concerning the New Fluor Group contained in any report of Parent with respect to any period entirely or partially prior to the Distribution Date required by or filed under the Exchange Act, or any filing made prior to the Distribution Date under the Securities Act by Parent, or the omission or alleged omission to state in any such report or filing a material fact concerning the New Fluor Group required to be stated therein or necessary in order to make the statements therein not misleading.

     (d) all Losses of the Massey Indemnified Parties relating to, arising out of or due to, directly or indirectly, the Fluor Business or any other business conducted by the New Fluor Group, whether relating to, arising out of or due to occurrences or conditions prior to, on or after the Distribution Date, including, without limitation, those set forth on
  Schedule 3.01(d).

   Section 3.02. Indemnification by Massey. Subject to Section 3.03, on and after the Distribution Date, Massey shall indemnify and hold harmless the New Fluor Group and each of its directors, officers and Affiliates (the "New Fluor Indemnified Parties") from and against:

     (a) all Losses of the New Fluor Indemnified Parties relating to, arising out of or due to, directly or indirectly, any breach of any provisions of this Agreement by Massey.

     (b) all Losses of the New Fluor Indemnified Parties relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact concerning the Massey Group contained in the Spinoff Registration Documents or the Proxy Statement or any omission or alleged omission to state therein a material fact concerning the Massey Group required to be stated therein or necessary in order to make the statements therein not misleading.

     (c) all Losses of the New Fluor Indemnified Parties relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact concerning the Massey Group contained in any report of New Fluor with respect to any period entirely or partially prior to the Distribution Date required by or filed under the Exchange Act, or any filing made prior to the Distribution Date under the Securities Act by New Fluor, or the omission or alleged omission to state in any such report or filing a material fact concerning the Massey Group required to be stated therein or necessary in order to make the statements therein not misleading.

     (d) All Losses of the New Fluor Indemnified Parties relating to, arising out of or due to, directly or indirectly, the Massey Business or any other business conducted by the Massey Group, whether relating to, arising out of or due to occurrences or conditions prior to, on or after the Distribution Date.

   Section 3.03. Overriding Provisions. Notwithstanding anything to the contrary in this Agreement, this Article III and Article VII hereof shall be subject to the following provisions:

     (a) This Article III shall not govern any Tax, and any and all Losses relating to foreign, federal, state and local Taxes, including the payment of Taxes, and all Losses relating to breach of any representation, warranty or covenant under the Tax Sharing Agreement, shall be exclusively governed by the Tax Sharing Agreement.

     (b) Except as otherwise expressly set forth below, this Article III shall not govern any employee benefits matters, and any and all Losses relating to the establishment, maintenance and administration of employee benefit plans and programs, which shall be exclusively governed by the provisions of Article VII hereof.

     (c) The indemnification provisions of this Article III and Article VII hereof shall not inure to the benefit of any third party or parties other than the directors, officers and Affiliates of a Group as expressly provided in Sections 3.01, 3.02, 7.05 and 7.06. By way of illustration only, an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions. Accordingly, any indemnification shall be paid net of the amount of any insurance paid to the indemnified party.

     (d) In the case of any Loss with respect to which an indemnification payment is required under this Article III or Article VII hereof (an "Indemnification Payment"), the amount of such Indemnification Payment
  shall be adjusted in accordance with Section     of the Tax Sharing
  Agreement.

                                   ARTICLE IV

                           INDEMNIFICATION PROCEDURES

   Section 4.01. Notice and Payment of Claims. If either Group (the "Indemnified Party") determines that it is or may be entitled to indemnification by the other Group (the "Indemnifying Party") under Article III or Article VII hereof, the Indemnified Party shall promptly deliver to the Indemnifying Party a written notice and demand therefor, specifying, to the extent reasonably practicable, the basis for its claim for indemnification, the nature of the claim and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Unless such claim is subject to the provisions of Section 4.02 below, the Indemnifying Party shall pay the Indemnified Party the amount set forth in such notice, in cash or other immediately available funds, within thirty (30) days after receipt of such notice. However, the Indemnifying Party may object to the claim for indemnification set forth in such notice; provided, however, that if the Indemnifying Party does not give the Indemnified Party written notice setting forth its objection to such claim and the grounds therefor within the same thirty (30) day period, the Indemnifying Party shall be deemed to have acknowledged its liability for the amount of such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. Any such objection to a claim for indemnification shall be resolved in accordance with Section 4.03.

   Section 4.02. Defense of Third-Party Claims. If the Indemnified Party's claim for indemnification is based on a claim, demand, action or proceeding, judicial or otherwise, brought by a third party, within the thirty (30) day period referred to in Section 4.01 above, (a) the Indemnified Party may, by giving written notice thereof to the Indemnifying Party, require the Indemnifying Party to assume, or (b) the Indemnifying Party may at its option and by giving written notice thereof to the Indemnified Party elect to assume, the defense of such third-party claim at its sole cost and expense. Any such contest shall be conducted by attorneys employed by the Indemnifying Party, but the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of any such third-party claim, the Indemnifying Party may settle or compromise the claim without prior written consent of the Indemnified Party so long as such settlement does not impose any obligation or restriction of any nature on the Indemnified Party. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified within fifteen (15) days after the settlement or compromise of such third-party claim or the final unappealable judgment of a court of competent jurisdiction. If the Indemnified Party does not require the Indemnifying Party, and the Indemnifying Party does not elect, to assume the defense of any such third-party claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party.

   Section 4.03. Dispute Resolution. In an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, each party shall notify the other party to the dispute in writing of any difference or dispute hereunder that requires resolution. Each party in dispute shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within thirty (30) days after such notification, the matter shall be submitted to a senior officer of each such party for consideration. If settlement cannot be reached through their efforts within an additional thirty (30) days, or such longer time period as they shall agree upon, such parties shall consider arbitration or other alternative means to resolve the dispute. If they are unable to agree to an alternative dispute resolution mechanism, either party may initiate legal proceedings to resolve such matter.

                                   ARTICLE V

                                OTHER AGREEMENTS

   Section 5.01. Asset Transfers. (a) To the extent that a Group owns any asset which is used primarily in the business conducted by the other Group, the first-mentioned Group shall use its best efforts, subject to receipt of any necessary consents of third parties, to cause such asset to be conveyed, assigned and transferred to such other Group. The parties acknowledge and agree that the transfers set forth on Schedule 5.01 hereto shall be completed prior to the Distribution Date or as soon as practicable following the Distribution.

     (b) If any transfer contemplated by subsection (a) shall not have been consummated prior to the Distribution Date, the parties shall cooperate to effect such transfer as promptly thereafter as shall be practicable, it nonetheless being agreed and understood that no party shall be liable to any other party for any delay in making any transfer contemplated by this Section. Notwithstanding the provisions of Article III, upon such transfer, the transferee of any such asset shall assume any liability (other than any liability relating to any Tax, which liabilities are exclusively governed by the Tax Sharing Agreement) relating to such asset and shall indemnify and hold harmless the transferor and its directors, officers and Affiliates against all claims relating thereto. The cost (other than any cost relating to any Tax, which costs are exclusively governed by the Tax Sharing Agreement) of effecting any such transfer of assets and assumption of related liabilities shall be borne by the person to whom such asset is transferred.

   Section 5.02 Further Assurances and Consents. (a) Each of the parties hereto will execute and deliver such further instruments of conveyance and assignment and will take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

     (b) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its best efforts to obtain any consents and approvals and to make the filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided, however, that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other administrative charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of such action or such omission would be unreasonably burdensome to the party, its Group or its Group's business.

   Section 5.03. No Representation or Warranty. The parties hereto understand and agree that no party is representing or warranting in any way (i) as to the nature or value of, freedom from encumbrance or fitness for purpose of, or as to any other matter concerning, any assets or liabilities referred to in
Section 5.01 (it being agreed and understood that all such assets are being transferred "as is, where is"), (ii) as to the legal sufficiency of any conveyance or assignment contemplated by Sections 5.01 and 5.02 (iii) as to the execution, delivery and filing of the instruments pertaining thereto or (iv) as to the obtaining of any consents or approvals, the making of any filings or applications or the compliance with the requirements of any applicable laws or judgments necessary to comply with Sections 5.01 and 5.02.

   Section 5.04. Registration and Listing. (a) Each party shall cooperate in the preparation of the Spinoff Registration Documents and the Proxy Statement and any amendments or supplements thereto. The parties shall use their respective best efforts to cause the New Fluor Common Stock to be distributed hereunder to be registered pursuant to the Securities Act and the Exchange Act and thereafter to effect the Distribution in accordance with the terms of this Agreement, including, without limitation, by preparing and filing the Spinoff Registration Documents under the Exchange Act covering the New Fluor Common Stock and using their respective best efforts to cause such registration statements to be declared and remain effective.

     (b) The parties shall cooperate in preparing and filing with the Commission and causing to become and remain effective any registration statements, and any amendments or supplements thereto, which are appropriate to reflect the establishment of, or amendment to, any employee benefit and other plan contemplated by Article VII hereof.

     (c) The parties shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

     (d) The parties shall prepare, and New Fluor shall file and pursue, an application to permit listing of the new Fluor Common Stock on the New York Stock Exchange.

   Section 5.05. Conduct of Businesses Pending Distribution. (a) The parties agree that from the date hereof until the Distribution Date, except as otherwise contemplated by this Agreement, they will use their best efforts to cause the businesses of New Fluor and Parent to be conducted diligently in the ordinary course and substantially in the same manner as heretofore conducted and to preserve intact the business organization and goodwill of each such business; provided, however, that notwithstanding the foregoing, (i) Parent shall, at New Fluor's request, (A) declare one or more special dividends or distributions prior to the Distribution Date, in the form of cash, securities and/or property, in such amount and on such terms and subject to such conditions as the board of directors of Parent may determine and (B) enter into financing arrangements to pay such dividend and for other purposes and (ii) New Fluor shall adopt a charter and by-laws reasonably satisfactory to New Fluor and Parent, for approval by Parent as sole stockholder of New Fluor.

     (b) Prior to the Distribution Date, the Massey Group shall not, without the prior consent in writing of Parent, make any public announcement or issue any press release with respect to the Distribution or with respect to any material event, and, subject to Article IX, each Group shall use its best efforts not to take any action which may prejudice or delay the consummation of the Distribution.

   Section 5.06. Intercompany Accounts. All intercompany accounts, receivables and payables between the parties hereto shall be settled and resolved in accordance with the provisions of Schedule 5.06 attached hereto.

   Section 5.07. Intellectual Property. On or prior to the Distribution Date, Parent shall transfer to New Fluor or its Affiliates all intellectual property held by Parent, other than intellectual property that relates to the Coal Business, including, without limitation, the intellectual property listed on
Schedule 5.07.

   Section 5.08. Insurance. With respect to the Fluor Insurance Policies currently maintained by Parent, Parent and New Fluor will take such action as is necessary and appropriate to cause, effective as of the Distribution Date:
(a) New Fluor to become the sole "named insured" on each of the Fluor Insurance Policies whose policy term shall not have expired prior to the Distribution Date and the transfer by Parent to New Fluor of all assets and liabilities related to the Fluor Insurance Policies; (b) the termination of the excess coverage of all members of the Massey Group under the Fluor Insurance Policies and the discontinuation of all members of the Massey Group as an "insured" under any of the Fluor Insurance Policies; and (c) to provide Parent with additional insured status under the combined aggregate protection portions of its coverage with respect to claims (other than those arising from the Massey Business) for occurrences arising before the Distribution Date. Notwithstanding the preceding, Parent currently maintains certain aircraft liability coverage (ACE; Policy No. S00387149) (the "Aircraft Policy"). Parent agrees that it shall use commercially reasonable efforts to permit the assignment of such Aircraft Policy to the Massey Group, such assignment to occur, if at all, concurrently with the Distribution Date.

   From and after the Distribution Date, New Fluor shall cause the New Fluor Group to maintain, and Massey shall cause the Massey Group to maintain, with financially sound and reputable insurance companies, property damage, commercial general liability, professional liability and directors and officer's liability insurance in at least such amounts and against such risks as are usually insured against by companies of established repute engaged in the same or similar business as the New Fluor Group or Massey Group, as applicable, and owning similar assets ("Industry Standards"), except where such risks are covered by self-insurance so long as the amount of such self-insurance and the risks covered thereby are consistent with Industry Standards. Each party will promptly furnish the other, subject to appropriate confidentiality protection, such information as to insurance carried or self-insurance maintained as may be reasonably requested in writing by such party.

   Parent hereby represents and warrants, on behalf of and with respect to the Massey Group, and New Fluor hereby represents and warrants on behalf of and with respect to the New Fluor Group, that except as previously disclosed in writing to the other party, there are no outstanding claims or notices, or, to its best knowledge, facts and circumstances which could reasonably be expected to result in a claim or notice, under any of the combined aggregate protection portions of the Fluor Insurance Policies.

   Section 5.09. Retained Liabilities. Without limiting any other provision of this Agreement, the Massey Group acknowledges that the obligations and liabilities set forth on Schedule 5.09 shall remain the responsibility of the Massey Group and agrees to honor and properly discharge all such obligations and liabilities.

   Section 5.10. Composition of Boards. The initial members of the boards of directors of Massey and New Fluor following the Distribution shall be as set forth on Schedule 5.10.

   Section 5.11. Capital Structure. The Massey Group will retain the $300 million of outstanding 6.95% Senior Notes, will incur additional borrowing in the commercial paper market and will enter into a new bank credit facility to support its commercial paper program. Massey's debt position as of the Distribution Date, composed of the Senior Notes and commercial paper will be $530 million, adjusted as follows: (i) If for the period beginning August 1, 2000 and ending on the Distribution Date, the cumulative cash-flow of A.T. Massey Coal Company, Inc. and its subsidiaries is positive, then the $530 million total debt amount will be decreased by such amount unless the Massey Group retains such excess cash in its cash accounts in accordance with the provisions hereof and (ii) if such cumulative cash-flow for such period is negative, then the $530 million total debt amount will be increased by such amount.

                                   ARTICLE VI

                            INFORMATION AND SERVICES

   Section 6.01. Provision of Corporate Records. Each Group shall arrange as soon as practicable following the Distribution Date for the provision to the other Group of existing corporate governance documents (e.g. minute books, stock registers, stock certificates, documents of title, etc.) in its possession, if any, relating to such other Group or its business and affairs.

   Section 6.02. Access to Information. From and after the Distribution Date, each Group shall afford the other Group and its accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contacts, instruments, computer data and other data and information in such Group's possession relating to the business and affairs of the other Group, insofar as such access is reasonably required by the other Group including, without limitation, for audit, accounting, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

   Section 6.03. Production of Witnesses. Each Group shall use reasonable efforts to make available to the other Group, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

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

   Section 6.04. Reimbursement. A Group providing information or witnesses under this Article VI to the other Group shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all costs and expenses (including the allocable portion of any overhead expenses attributable thereto) as may be reasonably incurred in providing such information or witnesses.

   Section 6.05. Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its Group to, retain all information relating to the other Group's business in accordance with the record retention policies of such party as may be in effect from time to time. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide no less than 90 days prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

   Section 6.06. Confidentiality. Each party shall hold and shall cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other party hereto furnished it by such other party or its representatives pursuant to this Agreement or otherwise (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 6.06. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

   Section 6.07. Information and Services Relating to Taxes. The provisions of Sections 6.02, 6.04 and 6.05 hereof shall not apply to the extent any matter addressed therein is addressed by any provision of the Tax Sharing Agreement, and such provision of the Tax Sharing Agreement shall govern such matters exclusively for all purposes.

                                  ARTICLE VII

                               EMPLOYEE BENEFITS

   Section 7.01. Fluor Employee Benefit Plans. Schedule 7.01 attached contains a complete listing of the Fluor Welfare Plans, Fluor Pension Plans, Fluor Executive Plans and Fluor Payroll Practices.

   Section 7.02. Massey Employee Benefit Plans. Schedule 7.02 attached contains a complete listing of the Massey Welfare Plans, Massey Pension Plans, Massey Executive Plans and Massey Payroll Practices.

   Section 7.03. Fluor Plans--Change of Sponsorship. On and after the Distribution Date, the sponsorship of all Fluor Welfare Plans and all Fluor Pension Benefit Plans which are currently sponsored by Parent shall be transferred from Parent to New Fluor, such change in sponsorship to include a full transfer of all Plan assets and liabilities including any plan underfunding or overfunding and such change in sponsorship shall be reflected by corporate resolutions, amendments to such plans where appropriate and changes to any required filings with any governmental agency reflecting New Fluor as plan sponsor. With regard to the Fluor Executive Plans, those Fluor Executive Plans listed on Schedule 7.03(a), together with all related assets and liabilities will be assigned from Parent to New Fluor. Those Fluor Executive Plans listed on Schedule 7.03(b) which include

Parent stock as a form of benefit, will remain with the Parent. Those Fluor Executive Plans listed on Schedule 7.03(c) which cover executives of both the New Fluor Group and the Massey Group and which have related company owned assets, will be partitioned into two plans, with the assets and liabilities attributable to current and former Fluor executives being transferred to New Fluor and the assets and liabilities attributable to current and former Massey executives remaining with the Parent. The indemnification provisions set forth in Sections 7.05 and 7.06 shall apply to the Fluor Plans whether such Fluor Plans are assigned to New Fluor or remain with the Parent.

   Section 7.04. Master Trust Changes. Schedule 7.04(a) lists the Fluor Pension Benefit Plans and the Massey Pension Benefit Plans (the "Massey Defined Benefits Plans") whose assets constitute the corpus of the "Fluor Master Trust. It is the intention of Parent and New Fluor to continue to maintain such qualified plans after the Distribution Date although this representation shall not bind either Parent or New Fluor with respect to the continuation of any such plans subsequent to the Distribution Date. Not later than 90 days after the Distribution Date, the Massey Group shall establish a new master trust with a reputable and financially sound institutional trustee to receive the assets of the Massey Pension Benefit Plans which are currently held by the Fluor Master Trust. The value of the assets to be transferred from the Massey Plans shall be determined in accordance with and based upon the current asset allocation and the valuation policies and practices currently being used by the Fluor Master Trust, with the value being determined as of the end of the month immediately preceding the Transfer Date, which Transfer Date shall occur as soon as practicable after said valuation date. New Fluor and Parent shall each use diligent efforts to cause the transfers contemplated above to be accomplished on an expeditious basis. On and after the Distribution Date, Parent shall cease to be the grantor of the Fluor Master Trust and New Fluor shall be substituted in its place in accordance with the terms of the Fluor Master Trust.

   Section 7.05. Indemnification by New Fluor. New Fluor shall indemnify and hold harmless the Massey Indemnified Parties from and against;

     (a) All Losses relating to, or arising out of, or due to, directly or indirectly, (i) the management or investment of assets of any of the Fluor Plans with respect to all periods prior to and after the Distribution Date; excluding losses relating to the management or investment, after the Distribution Date, of assets relating to Massey Group participants or beneficiaries or (ii) claims by Massey Group participants or beneficiaries regarding the management or investment of the Massey Defined Benefit Plans prior to the Transfer Date for the period of time in which such plans were part of the Fluor Master Trust.

     (b) All Losses from assessments, fines or penalties imposed with respect to any of the Fluor Plans, by any governmental agency, federal or state, with jurisdiction in the premises with respect to all periods prior to and after the Distribution Date; excluding losses arising from the administration of such Fluor Plans by or on behalf of the Massey Group following the Distribution Date.

     (c) All Losses relating to or arising out of any claims of whatever nature made by or on behalf of New Fluor Group participants or beneficiaries in any of the Plans, including but not limited to, claims under applicable federal or state law with respect to all periods prior to and after the Distribution Date.

     (d) All Losses which may be incurred with respect to Fluor Pension Benefit Plans with respect to all periods prior to and after the Distribution Date as a result of any withdrawal or any other liability under ERISA and/or Losses which may be incurred with respect to multi-employer plans contributed to by the New Fluor Group or, prior to the Distribution Date contributed to by Parent, under the MPPAA.

     (e) The indemnities set forth in this (S)7.05 shall include reasonable attorney's fees.

   Section 7.06. Indemnification by Massey. Massey shall indemnify and hold harmless the New Fluor Indemnified Parties from and against;

     (a) All Losses relating to, or arising out of, or due to, directly or indirectly, (i) the management or investment of assets of any of the Massey Plans with respect to all periods prior to and after the

  Distribution Date (other than the Massey Defined Benefit Plans with respect to periods prior to the Transfer Date for the period in which they were part of the Fluor Master Trust), or (ii) the management and investment, after the Distribution Date of Fluor Plan assets held by the Massey Group that are attributable to Massey Group participants and beneficiaries.

     (b) All Losses from assessments, fines or penalties imposed, with respect to any of the Massey Plans with respect to all periods prior to and after the Distribution Date or imposed after the Distribution Date with respect to the Fluor Plans, or any portions thereof, which are administered by or on behalf of the Massey Group on and after the Distribution Date and which are based upon acts, errors or omissions of the Massey Group.

     (c) All Losses relating to or arising out of any claims of whatever nature, including but not limited to, claims under applicable federal or state law, made by or on behalf of participants or beneficiaries in any of the Massey Plans with respect to all periods prior to and after the Distribution Date, or any claims made by or on behalf of Massey Group Participants in any of the Fluor Plans, which are administered by or on behalf of the Massey Group after the Distribution Date and which Losses are based on acts, errors or omissions occurring after the Distribution Date.

     (d) All Losses which may be incurred with respect to any Massey Pension Benefit Plan with respect to all periods prior to and after the Distribution Date as a result of any withdrawal or any other potential liability under ERISA and/or, with respect to multi-employer plans contributed to by the Massey Group (excluding Parent) or after the Distribution Date, contributed to by Parent under the MPPAA.

     (e) The indemnities set forth in this (S)7.06 shall include reasonable attorney's fees.

                                  ARTICLE VIII

                            INTERCOMPANY AGREEMENTS

   Section 8.01. Termination. Without prejudice to any claims thereunder based upon occurrences prior to the Distribution Date or any confidentiality obligations thereunder, Parent and New Fluor hereby agree that each the agreements described in Schedule 8.01 will, effective as of the Distribution Date, be terminated and of no effect thereafter (it being acknowledged by Parent and New Fluor that, except as specified herein and as may have been entered into in the ordinary course of business, there are no other material agreements between Parent and New Fluor).

                                   ARTICLE IX

                             TERMINATION; SURVIVAL

   Section 9.01. Termination. This Agreement may be terminated at any time prior to the Distribution upon a resolution to such effect passed by the board of directors of Parent.

   Section 9.02. Survival. The respective obligations of the parties hereto shall survive the Distribution Date.

                                   ARTICLE X

                                 MISCELLANEOUS

   Section 10.01. Expenses. All costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and with the consummation of the transactions contemplated hereby shall be paid by New Fluor.

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

   Section 10.02. Notices. All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given (i) when delivered, if delivered in person, or (ii) two days following the date on which the notice or communication is sent, if sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internationally recognized courier service) addressed as follows:

     If to Massey, to:

     Massey Energy Company
     Four North 4th Street
     Richmond, Virginia 23219
     Attention: General Counsel

     If to New Fluor, to:

     Fluor Corporation
     One Enterprise Drive
     Aliso Viejo, California 92656-2606
     Attention: General Counsel

   Any party may, by written notice so delivered to the other party, change the address to which delivery of any notice shall thereafter be made.

   Section 10.03. Amendment and Waiver. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

   Section 10.04. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together. shall constitute but one and the same Agreement.

   Section 10.05. Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of New York without reference to choice of law principles.

   Section 10.06. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York County in any action or proceeding arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in any such United States Federal or New York State court. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if for jurisdictional reasons such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by United States registered mail to such party's respective address set forth in Section 10.02 shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County or (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

   Section 10.07. Entire Agreement. This Agreement and the Tax Sharing Agreement constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Tax Sharing Agreement, the provisions of the Tax Sharing Agreement shall prevail.

   Section 10.08. Parties in Interest. Neither party hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 3.03, nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than the parties hereto.

   Section 10.09. Attorneys' Fees. Subject to Section 4.03, in the event any party to this Agreement brings an action or proceeding for the breach or enforcement of this Agreement, the prevailing party in such action or proceeding, whether or not such action or proceeding proceeds to final judgment, shall be entitled to recover as an element of its costs, and not as damages, such reasonable attorneys' fees as may be awarded in the action, proceeding or appeal in addition to whatever other relief the prevailing party may be entitled. For purposes of this Section, the "prevailing party" shall be the party who is entitled to recover its costs; a party not entitled to recover its costs shall not recover attorneys' fees.

   IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be duly executed and delivered as of the date and year first written above.

                                          FLUOR CORPORATION,
                                          a Delaware corporation incorporated
                                           in 1978
                                          (to be renamed Massey Energy Company
                                           on the Distribution Date)

                                          By: _________________________________
                                          Name:
                                          Title:

                                          FLUOR CORPORATION
                                          a Delaware corporation incorporated
                                           in 2000

                                          By: _________________________________
                                          Name:
                                          Title:

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